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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 19, 2016 (February 12, 2016)
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-36056 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)

(781) 565-5000
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02(e): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 12, 2016, the Compensation Committee of the Board of Directors of Nuance Communications, Inc. approved the payment of the following bonus pursuant to the Company’s Fiscal 2015 Bonus Program:
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Name	Fiscal 2015 Target Bonus Amount(1)	Achievement Level	Fiscal 2015 Actual Bonus Amount Paid in Restricted Stock Units(2)	Total Value of Fiscal 2015 Bonus Earned

Earl H. Devanny, III	$550,000	99%	27,151	$545,000
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(1)	The amounts reflected in this column represent the target payout to the Named Executive Officer if his bonus had been achieved at 100%.
(2)
Bonuses for Fiscal 2015 were paid in Restricted Stock Units, as further detailed in the above table. The number of Restricted Stock Units was determined by multiplying the Fiscal 2015 Target Bonus Amount by the Achievement Level (equal to the Total Value of 2015 Bonus Earned) and divided by the closing price of the Company’s common stock on November 20, 2015 (the November 20, 2015 closing price was used in the computation of Fiscal 2015 Bonuses for other Company Named Executive Officers). The Restricted Stock Units were granted on February 12, 2016 and will vest in full on February 19, 2016.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: February 19, 2016	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel
Executive Vice President and Chief Legal Officer